101 JFK Parkway • Short Hills, NJ 07078
news release
Contact: Domenick Cama ISBC
(973) 924-5105
dcama@isbnj.com
Investors Bancorp announces Second Quarter Results
Short Hills NJ – PR NEWSWIRE – January 30, 2007 – Investors Bancorp, Inc. (NASDAQ:ISBC)(“Company”), the holding company for Investors Savings Bank (“Bank”) reported net income of $12.0 million for the three months ended December 31, 2006 compared to a net loss of $4.9 million for the three months ended December 31, 2005. The Company also reported net income of $16.4 million for the six months ended December 31, 2006 compared to net income of $1.0 million for the six months ended December 31, 2005.
The Company reported basic and diluted earnings of $0.11 per share for the three months ended December 31, 2006 as compared to a $0.06 loss per share for the three months ended December 31, 2005. The Company reported basic and diluted earnings of $0.15 per share for the six months ended December 31, 2006. Since the Company completed its initial public stock offering on October 11, 2005, earnings per share are not applicable for the six months ended December 31, 2005.
There were several significant events that occurred during the second quarter of fiscal 2007:
-	The Company recognized $10.7 million in deferred tax benefits from the net reduction in previously established valuation allowances for deferred tax assets. (See “Income Taxes” section below).

-	The Company realized a pretax loss of $3.7 million resulting from management’s decision to sell approximately $187.7 million in low yielding mortgage backed securities and use the proceeds to pay off wholesale borrowings.

-	The Company’s repurchase of approximately 2.0 million shares of its common stock at an average price per share of $15.46 pursuant to its publicly announced repurchase plan of September 25, 2006.

-	Our stockholders’ approval of the Company’s 2006 Equity Incentive Plan and other proposals at its first annual shareholders meeting. During the current quarter, the Company issued 1,666,959 shares of restricted stock and 4,447,401 share options representing 73% and 78%, respectively, of the total shares authorized under the plan.
Robert M. Cashill, the Company’s President and CEO, commented on the current operating environment for the Company and other banking institutions, he said, “the persistence of the inverted yield curve continues to pressure net income and net interest margin. Our recent decision to sell low yielding securities and pay off wholesale borrowings is directly attributed to this difficult environment. We expect this restructuring transaction to have a positive effect on earnings going forward.”
Commenting on the shareholder’s meeting, Mr. Cashill said, “We appreciate the overwhelming support and confidence of our shareholders and remain committed to enhancing the value of their investment in our company.”
Comparison of Operating Results
Interest and Dividend Income
Total interest and dividend income increased by $8.0 million, or 13.0%, to $70.0 million for the three months ended December 31, 2006 from $61.9 million for the three months ended December 31, 2005. This increase is primarily due to a 46 basis point increase in the weighted average yield on interest-earning assets to 5.18% for the three months ended December 31, 2006 compared to 4.72% for the three months ended December 31, 2005. In addition, the average balance of interest-earning assets increased $160.4 million, or 3.1%, to $5.40 billion for the three months ended December 31, 2006 from $5.24 billion for the three months ended December 31, 2005.
Interest income on loans increased by $14.3 million, or 47.9%, to $44.1 million for the three months ended December 31, 2006 from $29.8 million for the three months ended December 31, 2005, reflecting a $907.1 million, or 39.3%, increase in the average balance of net loans to $3.22 billion for the three months ended December 31, 2006 from $2.31 billion for the three months ended December 31, 2005. In addition, the average yield on loans increased 33 basis points to 5.49% for the three months ended December 31, 2006 from 5.16% for the three months ended December 31, 2005.
Interest income on all other interest-earning assets, excluding loans, decreased by $6.3 million, or 19.5%, to $25.8 million for the three months ended December 31, 2006 from $32.1 million for the three months ended December 31, 2005. This decrease reflected a $746.7 million decrease in the average balance of all other interest-earning assets, excluding loans, partially offset by a 35 basis point increase in the average yield on all other interest-earning assets, excluding loans, to 4.73% for the three months ended December 31, 2006 from 4.38% for the three months ended December 31, 2005.

Total interest and dividend income increased by $19.9 million, or 16.7%, to $139.0 million for the six months ended December 31, 2006 from $119.1 million for the six months ended December 31, 2005. This increase is primarily due to a 48 basis point increase in the weighted average yield on interest-earning assets to 5.14% for the six months ended December 31, 2006 compared to 4.66% for the six months ended December 31, 2005. The average balance of interest-earning assets increased $296.4 million, or 5.8%, to $5.41 billion for the six months ended December 31, 2006 from $5.11 billion for the six months ended December 31, 2005.
Interest income on loans increased by $29.7 million, or 52.6%, to $86.0 million for the six months ended December 31, 2006 from $56.4 million for the six months ended December 31, 2005, reflecting a $947.5 million, or 43.0%, increase in the average balance of net loans to $3.15 billion for the six months ended December 31, 2006 from $2.20 billion for the six months ended December 31, 2005. In addition, the average yield on loans increased 34 basis points to 5.46% for the six months ended December 31, 2006 from 5.12% for the six months ended December 31, 2005.
Interest income on all other interest-earning assets, excluding loans, decreased by $9.8 million, or 15.6%, to $53.0 million for the six months ended December 31, 2006 from $62.7 million for the six months ended December 31, 2005. This decrease reflected a $651.1 million decrease in the average balance of all other interest-earning assets, excluding loans, partially offset by a 38 basis point increase in the average yield on all other interest-earning assets, excluding loans, to 4.69% for the six months ended December 31, 2006 from 4.31% for the six months ended December 31, 2005.
Interest Expense
Total interest expense increased by $14.8 million, or 43.2%, to $49.0 million for the three months ended December 31, 2006 from $34.2 million for the three months ended December 31, 2005. This increase was primarily due to a 125 basis point increase in the weighted average cost of total interest-bearing liabilities to 4.29% for the three months ended December 31, 2006 compared to 3.04% for the three months ended December 31, 2005. In addition, the average balance of total interest-bearing liabilities increased by $78.0 million, or 1.7%, to $4.57 billion for the three months ended December 31, 2006 from $4.49 billion for the three months ended December 31, 2005.
Interest expense on interest-bearing deposits increased $11.0 million, or 47.7% to $34.0 million for the three months ended December 31, 2006 from $23.1 million for the three months ended December 31, 2005. This increase was due to a 130 basis point increase in the average cost of interest-bearing deposits to 4.05% for the three months ended December 31, 2006 from 2.75% for the three months ended December 31, 2005. In addition, the average balance of interest-bearing deposits increased $9.0 million, or 0.3% to $3.36 billion for the three months ended December 31, 2006 from $3.35 billion for the three months ended December 31, 2005.

Interest expense on borrowed funds increased by $3.8 million, or 34.1%, to $14.9 million for the three months ended December 31, 2006 from $11.1 million for the three months ended December 31, 2005. This increase is primarily due to the average cost of borrowed funds increasing by 103 basis points to 4.94% for the three months ended December 31, 2006 from 3.91% for the three months ended December 31, 2005. In addition, the average balance of borrowed funds increased by $69.0 million or 6.0%, to $1.21 billion for the three months ended December 31, 2006 from $1.14 billion for the three months ended December 31, 2005.
Total interest expense increased by $28.7 million, or 43.0%, to $95.5 million for the six months ended December 31, 2006 from $66.8 million for the six months ended December 31, 2005. This increase was primarily due to a 126 basis point increase in the weighted average cost of total interest-bearing liabilities to 4.18% for the six months ended December 31, 2006 compared to 2.92% for the six months ended December 31, 2005. The average balance of total interest-bearing liabilities remained relatively consistent at $4.57 billion for the six months ended December 31, 2006 and December 31, 2005.
Interest expense on interest-bearing deposits increased $20.0 million, or 44.7% to $64.8 million for the six months ended December 31, 2006 from $44.8 million for the six months ended December 31, 2005. This increase was due to a 127 basis point increase in the average cost of interest-bearing deposits to 3.89% for the six months ended December 31, 2006 from 2.62% for the six months ended December 31, 2005. This was partially offset by an $84.5 million, or 2.5% decrease in the average balance of interest-bearing deposits to $3.33 billion for the six months ended December 31, 2006 from $3.41 billion for the six months ended December 31, 2005.
Interest expense on borrowed funds increased by $8.7 million, or 39.4%, to $30.7 million for the six months ended December 31, 2006 from $22.1 million for the six months ended December 31, 2005. This increase is primarily attributed to the average cost of borrowed funds increasing by 113 basis points to 4.93% for the six months ended December 31, 2006 from 3.80% for the six months ended December 31, 2005. In addition, the average balance of borrowed funds increased by $84.7 million or 7.3%, to $1.25 billion for the six months ended December 31, 2006 from $1.16 billion for the six months ended December 31, 2005.
Net Interest Income
Net interest income decreased by $6.7 million, or 24.3%, to $21.0 million for the three months ended December 31, 2006 from $27.7 million for the three months ended December 31, 2005. The decrease was caused primarily by a 125 basis point increase in our cost of interest-bearing liabilities to 4.29% for the three months ended December 31, 2006 from 3.04% for the three months ended December 31, 2005. This was partially offset by a 46 basis point improvement in our yield on interest-earning assets to 5.18% for the three months ended December 31, 2006 from 4.72% for the three months ended December 31, 2005. Our net interest margin also decreased by 57 basis points from

2.12% for the three months ended December 31, 2005 to 1.55% for the three months ended December 31, 2006.
Net interest income decreased by $8.8 million, or 16.9%, to $43.5 million for the six months ended December 31, 2006 from $52.3 million for the six months ended December 31, 2005. The decrease was caused primarily by a 126 basis point increase in our cost of interest-bearing liabilities to 4.18% for the six months ended December 31, 2006 from 2.92% for the six months ended December 31, 2005. This was partially offset by a 48 basis point improvement in our yield on interest-earning assets to 5.14% for the six months ended December 31, 2006 from 4.66% for the six months ended December 31, 2005. Our net interest margin also decreased by 44 basis points from 2.05% for the six months ended December 31, 2005 to 1.61% for the six months ended December 31, 2006.
Provision for Loan Losses
Our provision for loan losses was $100,000 for the three month periods ended December 31, 2006 and 2005. For the three months ended December 31, 2006, net charge-offs totaled $138,000 compared to net recoveries of $104,000 for the three months ended December 31, 2005.
Our provision for loan losses was $325,000 for the six month period ended December 31, 2006 compared to $200,000 for the six month period ended December 31, 2005. For the six months ended December 31, 2006, net charge-offs totaled $139,000 compared to net recoveries of $125,000 for the six months ended December 31, 2005.
The allowance for loan losses increased by $186,000 to $6.5 million at December 31, 2006 from $6.3 million at June 30, 2006. The allowance for loan losses reflects the inherent credit risk in our loan portfolio, the level of our non-performing loans and our charge-off experience.
Total non-performing loans, defined as non-accruing loans, increased by $8.5 million to $11.8 million at December 31, 2006 from $3.3 million at June 30, 2006. This increase is primarily attributable to two residential construction loans to a New Jersey based developer. Contracts for sale of the properties are pending. While management is confident of a favorable resolution, it cannot ensure a successful outcome and therefore placed these loans on non accrual status during the quarter.
The ratio of non-performing loans to total loans was 0.36% at December 31, 2006 compared with 0.11% at June 30, 2006. The allowance for loan losses as a percentage of non-performing loans was 55.49% at December 31, 2006 compared with 192.18% at June 30, 2006. At December 31, 2006 our allowance for loan losses as a percentage of total loans was 0.20% compared to 0.22% at June 30, 2006. Future increases in the allowance for loan losses may be necessary based on the growth and change in composition of our loan portfolio.

Non-Interest Income
Total non-interest income decreased by $4.2 million to a loss of $2.2 million for the three months ended December 31, 2006 from income of $2.0 million for the three months ended December 31, 2005. This decrease was largely the result of the $3.7 million loss on sale of securities recorded during the three months ended December 31, 2006 compared to no securities losses during the three months ended December 31, 2005. In addition, income on our bank owned life insurance decreased by $333,000 to $924,000 for the three months ended December 31, 2006 from $1.3 million for the three months ended December 31, 2005. On July 1, 2006 the Company adopted a new accounting principle that was recently approved by the Financial Accounting Standards Board (“FASB”) Emerging Issues Task Force (“EITF”). The adoption of this accounting principle changed the manner in which we recognize income related to our bank owned life insurance contract.
Total non-interest income decreased by $3.2 million to a loss of $632,000 for the six months ended December 31, 2006 from income of $2.6 million for the six months ended December 31, 2005. This decrease was largely the result of the $3.7 million loss on sale of securities recorded during the six months ended December 31, 2006 compared to no securities losses in the six months ended December 31, 2005. This was partially offset by income associated with our bank owned life insurance contract increasing by $589,000 to $1.7 million for the six months ended December 31, 2006 from $1.1 million for the six months ended December 31, 2005, reflecting our adoption of a new accounting principle that was recently approved by the FASB EITF, as described above.
Non-Interest Expenses
Total non-interest expenses decreased by $19.3 million, or 51.4%, to $18.2 million for the three months ended December 31, 2006 from $37.6 million for the three months ended December 31, 2005. The decrease is primarily attributed to the $20.7 million contribution of cash and Company stock made to the Investors Savings Bank Charitable Foundation as part of our initial public stock offering during the three months ended December 31, 2005. This decrease was partially offset by compensation and fringe benefits increasing by $1.3 million, or 11.6%, to $12.3 million for the three months ended December 31, 2006. The increase reflects staff additions in our commercial real estate and retail banking areas, as well as, normal merit increases and increases in employee benefit costs. In addition, the three month period ended December 31, 2006 contained, for the first time, expense attributed to the shareholder-approved 2006 Equity Incentive Plan. Compensation expense of $1.1 million was recorded in accordance with FASB Statement No. 123R to reflect the costs associated with awards under this plan. The three month period ended December 31, 2006 included a $536,000 expense for the ESOP allocation for the quarter compared to the three month period ended December 31, 2005 having a $1.5 million expense representing a full year allocation of ESOP shares.
Total non-interest expenses decreased by $17.8 million, or 33.5%, to $35.3 million for the six months ended December 31, 2006 from $53.2 million for the six months ended

December 31, 2005. The increase in the latter is primarily attributed to the $20.7 million contribution of cash and Company stock made to the Investors Savings Bank Charitable Foundation as part of our initial public stock offering, during the six months ended December 31, 2005. This was partially offset by compensation and fringe benefits increasing by $2.1 million, or 10.1%, to $22.7 million for the six months ended December 31, 2006. The increase reflects staff additions in our commercial real estate and retail banking areas, as well as, normal merit increases and increases in employee benefit costs. In addition, as noted above, compensation expense of $1.1 million was recorded during the period to reflect the costs associated with awards under the 2006 Equity Incentive Plan. The six month period ended December 31, 2006 included a $1.0 million expense for the ESOP allocation for the period compared to the six month period ended December 31, 2005 having a $1.5 million expense representing a full year allocation of ESOP shares.
Income Taxes
Income tax benefit was $11.6 million for the three months ended December 31, 2006 compared to income tax benefit of $3.0 million for the three months ended December 31, 2005. The tax benefit is attributable to the reversal of a substantial portion of the previously established deferred tax asset valuation allowance, as management has determined that it is more likely than not that the deferred tax asset will be realized.
Income tax benefit was $9.2 million for the six months ended December 31, 2006, as compared to income tax expense of $515,000 for the six months ended December 31, 2005. The tax benefit is attributable to the reversal of a substantial portion of the previously established deferred tax asset valuation allowance, as management has determined that it is more likely than not that the deferred tax asset will be realized.
The Company recognizes deferred tax assets equal to the amount of tax benefits that management believes is more likely than not to be realized. A valuation allowance is recorded when it is more likely than not that some portion or all or the Company’s deferred tax assets will not be realized. The ultimate realization of the deferred tax assets depends on the ability to generate sufficient future taxable income of the appropriate character in the appropriate corporate entity and taxing jurisdiction. Quarterly the Company evaluates its tax posture and strategies to determine the appropriateness of the valuation allowance.
At June 30, 2006, the Company had a valuation allowance related to the deferred tax assets recorded for: state net operating loss carryforwards; the state minimum tax assessment; capital loss carry forwards; and the charitable contribution made to the Investors Savings Bank Charitable Foundation. The state net operating loss carry forwards and minimum tax assessment were created by the formation of our Real Estate Investment Trust (“REIT”) in 1997. Due to recently passed legislation in the state of New Jersey, the operations of the REIT will be discontinued. There was also a valuation allowance on our deferred tax assets relating to the capital losses incurred and carried forward on the sale of certain equity securities in March 2005. Additionally, we had a valuation allowance for the deferred tax asset relating to our contribution to the Investors Savings Bank Charitable Foundation.
During the three months ended December 31, 2006, the Company performed an assessment of its ability to realize the deferred tax assets and concluded that, based on current facts and circumstances, a portion of the associated valuation allowances were no longer necessary. As a result, the Company recognized a deferred tax benefit of $10.7 million during the second fiscal quarter. The benefit includes the recognition of the benefits from state net operating loss carry forwards and minimum tax assessment ($11.8 million) and a portion of the capital losses on equity securities ($163,000). This was partially offset by an additional federal valuation allowance on the contribution to the foundation ($1.2 million).
Balance Sheet Summary
Total assets decreased by $50.2 million, or 0.9%, to $5.45 billion at December 31, 2006 from $5.50 billion at June 30, 2006. This decrease was largely the result of a decrease in the securities portfolio partially offset by the increase in our loan portfolio.
Securities, in aggregate, decreased by $373.0 million, or 16.3%, to $1.92 billion at December 31, 2006, from $2.29 billion at June 30, 2006. This decrease was primarily due to the sale of securities. During the quarter ended December 31, 2006, the Company sold approximately $187.7 million in bonds yielding 3.90%, representing 9% of its mortgage-backed securities portfolio, at a pretax loss of $3.7 million. The proceeds from the sale of these securities were used to reduce wholesale borrowings costing 5.35%. The majority of the securities ($164.4 million) sold were classified as available-for-sale with the remaining securities ($23.3 million) being sold from the held-to-maturity portion of the portfolio. The securities sold from the held-to-maturity portfolio qualified to be sold under SFAS No. 115 because more than 85% of the securities’ original face amounts were paid down.
Net loans, including loans held for sale, increased by $316.2 million, or 10.7%, to $3.28 billion at December 31, 2006 from $2.96 billion at June 30, 2006. This increase in loans reflects our continued focus on loan originations and purchases. The loans we originate and purchase are made primarily on properties in New Jersey. To a lesser degree we originate and purchase loans in states contiguous to New Jersey as a way to geographically diversify our residential loan portfolio.
We originate residential mortgage loans directly and through our mortgage subsidiary, ISB Mortgage Co. During the six months ended December 31, 2006 we originated $55.1 million in residential mortgage loans. In addition, we purchase mortgage loans from correspondent entities including other banks and mortgage bankers. Our agreements with these correspondent entities require them to originate loans that adhere to our underwriting standards. During the six months ended December 31, 2006 we purchased loans totaling $307.2 million from these entities. We also purchase pools of mortgage loans in the secondary market on a “bulk purchase” basis from several well-established financial institutions. During the six months ended December 31, 2006, we purchased loans totaling $64.4 million on a “bulk purchase” basis.
Additionally, for the six months ended December 31, 2006, we originated $5.9 million in multi-family and commercial real estate loans and $30.6 million in construction loans. This is consistent with our strategy of originating multi-family, commercial real estate and construction loans to diversify our loan portfolio.
The Company’s net deferred tax asset increased by $7.3 million to $35.4 million at December 31, 2006 from $28.2 million at June 30, 2006. This increase is primarily the result of the reversal of $11.9 million in valuation allowances partially offset by the $1.2 million additional valuation allowance on the contribution to the foundation. (See discussion in the “Income Taxes” section above.)
Bank owned life insurance increased by $7.3 million from $78.9 million at June 30, 2006 to $86.2 million at December 31, 2006. This increase was primarily due to adoption of a new accounting principle related to bank owned life insurance. There was also an increase in accrued interest receivable of $1.4 million resulting from an increase in the yield on interest-earning assets and the timing of certain cash flows resulting from the change in the mix of our assets. The amount of stock we own in the Federal Home Loan Bank (FHLB) decreased by $5.6 million from $46.1 million at June 30, 2006 to $40.5 million at December 31, 2006 as a result of a decrease in our level of borrowings at December 31, 2006.
Deposits increased by $149.0 million, or 4.5%, to $3.45 billion at December 31, 2006 from $3.30 billion at June 30, 2006. The increase was due primarily to an increase in certificates of deposits and to a lesser extent, the increase in our savings deposits. This was partially offset by the decrease in money market accounts and checking accounts.
Borrowed funds decreased $199.0 million, or 16.0%, to $1.05 billion at December 31, 2006 from $1.25 billion at June 30, 2006. This decrease in borrowed funds is the result of utilizing the proceeds from the securities sale to repay higher costing borrowed funds.
Stockholders’ equity increased $1.1 million to $901.3 million at December 31, 2006 from $900.2 million at June 30, 2006. A number of significant transactions impacted our stockholders’ equity: a decrease from the repurchase of our common stock totaling $30.5 million; a $5.6 million increase in retained earnings due to adoption of the new accounting principle related to bank owned life insurance; a decrease of $7.5 million in the accumulated other comprehensive loss; and net income of $16.4 million for the six months ended December 31, 2006. Our book value per common share increased from $8.02 per share at June 30, 2006 to $8.17 per share at December 31, 2006.
On September 25, 2006 the Company announced its first stock repurchase program and authorized the repurchase of up to 10% of its publicly-held outstanding shares of common stock, or approximately 5.3 million shares, commencing October 12, 2006. The Company completed its initial public offering on October 11, 2005, and applicable regulatory restrictions prohibited the repurchase of shares during the one-year period following the completion of its initial public offering. During the three month period ended December 31, 2006, the Company repurchased 2.0 million shares of its common stock at an average cost of $15.46 per share. Under the current stock repurchase program, 3.3 million shares of the 5.3 million shares authorized remain available for repurchase.
About the Company
Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset and Union Counties, New Jersey. For more information, please visit www.isbnj.com
Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks, as described in our SEC filings, and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operated, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2006 (Unaudited) and June 30, 2006

	December 31,	June 30,
	2006	2006
	(In thousands)
Assets
Cash and cash equivalents	$36,382	39,824
Securities available-for-sale, at estimated fair value	323,719	528,876
Securities held-to-maturity, net (estimated fair value of $1,558,560 and $1,695,975 at December 31, 2006 and June 30, 2006, respectively)	1,595,238	1,763,032
Loans receivable, net	3,274,207	2,960,583
Loans held-for-sale	3,589	974
Stock in the Federal Home Loan Bank	40,545	46,125
Accrued interest receivable	22,435	21,053
Office properties and equipment, net	27,310	27,911
Net deferred tax asset	35,448	28,176
Bank owned life insurance contract	86,186	78,903
Other assets	1,960	1,789

Total assets	$5,447,019	5,497,246

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$3,451,066	3,302,043
Borrowed funds	1,046,725	1,245,740
Advance payments by borrowers for taxes and insurance	14,591	15,337
Other liabilities	33,342	33,939

Total liabilities	4,545,724	4,597,059

Stockholders’ equity:
Preferred stock, $0.01 par value, 500,000 authorized shares; none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized; 116,275,688 issued; 114,303,100 and 116,275,688 outstanding at December 31, 2006 and June 30, 2006, respectively	532	532
Additional paid-in capital	526,383	524,962
Unallocated common stock held by the employee stock ownership plan	(39,705)	(40,414)
Treasury stock, at cost; 1,972,588 shares at December 31, 2006	(30,502)	—
Retained earnings	448,168	426,233
Accumulated other comprehensive loss:
Net unrealized loss on securities available for sale, net of tax	(3,213)	(10,758)
Minimum pension liability, net of tax	(368)	(368)

	(3,581)	(11,126)

Total stockholders’ equity	901,295	900,187

Total liabilities and stockholders’ equity	$5,447,019	5,497,246

INVESTORS BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Operations
(Unaudited)

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2006	2005	2006	2005
	(Dollars in thousands, except per share data)
Interest and dividend income:
Loans receivable and loans held-for-sale	$44,126	29,827	86,038	56,377
Securities:
Government-sponsored enterprise obligations	1,339	2,490	2,678	4,164
Mortgage-backed securities	20,649	24,680	42,702	50,664
Equity securities available-for-sale	472	455	927	910
Municipal bonds and other debt	2,412	1,701	4,818	2,415
Interest-bearing deposits	222	1,658	391	2,491
Repurchase agreements	—	351	—	613
Federal Home Loan Bank stock	753	763	1,450	1,491

Total interest and dividend income	69,973	61,925	139,004	119,125

Interest expense:
Deposits	34,044	23,055	64,794	44,771
Secured borrowings	14,935	11,141	30,749	22,059

Total interest expense	48,979	34,196	95,543	66,830

Net interest income	20,994	27,729	43,461	52,295
Provision for loan losses	100	100	325	200

Net interest income after provision for loan losses	20,894	27,629	43,136	52,095

Non-interest income:
Fees and service charges	659	669	1,319	1,288
Income on bank owned life insurance contract	924	1,257	1,719	1,130
(Loss) gain on sales of mortgage loans, net	(129)	62	(46)	139
Loss on securities transactions	(3,666)	—	(3,666)	—
Gain on sale of other real estate owned, net	—	5	—	5
Other non-interest income	21	21	42	41

Total non-interest (loss) income	(2,191)	2,014	(632)	2,603

Non-interest expense:
Compensation and fringe benefits	12,258	10,987	22,701	20,627
Advertising and promotional expense	858	483	1,758	1,086
Office occupancy and equipment expense	2,515	2,625	4,938	5,269
Federal insurance premiums	108	109	218	218
Stationery, printing, supplies and telephone	380	416	773	908
Legal, audit, accounting, and supervisory examination fees	257	450	1,032	799
Data processing service fees	972	929	1,908	1,816
Contribution to charitable foundation	—	20,651	—	20,651
Other operating expenses	899	912	2,006	1,787

Total non-interest expense	18,247	37,562	35,334	53,161

Income (loss) before income tax (benefit) expense	456	(7,919)	7,170	1,537
Income tax (benefit) expense	(11,564)	(2,980)	(9,201)	515

Net income (loss)	$12,020	(4,939)	16,371	1,022

Earnings (loss) per share — basic and diluted	$0.11	(0.06)	0.15	N/A

Weighted average shares outstanding — basic and diluted:	111,746,704	112,024,104	111,783,846	N/A

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information

	For Three Months Ended
	December 31, 2006				December 31, 2005
	Average				Average
	Outstanding		Interest	Average	Outstanding		Interest	Average
	Balance		Earned/Paid	Yield/Rate	Balance		Earned/Paid	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Due from banks	$22,758		$222	3.90%	$176,800		$1,658	3.75%
Repurchase agreements	—		—	—	34,810		351	4.03%
Securities available-for-sale	470,134		5,175	4.40%	620,622		6,554	4.22%
Securities held-to-maturity	1,648,891		19,697	4.78%	2,042,733		22,772	4.46%
Net loans	3,217,045		44,126	5.49%	2,309,963		29,827	5.16%
Stock in FHLB	45,252		753	6.66%	58,729		763	5.20%

Total interest-earning assets	5,404,080		69,973	5.18%	5,243,657		61,925	4.72%

Non-interest earning assets	154,837				135,011

Total assets	$5,558,917				$5,378,668

Interest-bearing Liabilities:
Savings	$243,693		907	1.49%	$374,737		830	0.89%
Interest-bearing checking	298,288		1,790	2.40%	312,438		1,484	1.90%
Money market accounts	186,335		929	1.99%	268,122		897	1.34%
Certificates of deposit	2,633,188		30,418	4.62%	2,397,206		19,844	3.31%
Borrowed funds	1,210,038		14,935	4.94%	1,141,045		11,141	3.91%

Total interest-bearing liabilities	4,571,542		48,979	4.29%	4,493,548		34,196	3.04%

Non-interest bearing liabilities	83,732				59,747

Total liabilities	4,655,274				4,553,295

Stockholders’ equity	903,643				825,373

Total liabilities and stockholders’ equity	$5,558,917				$5,378,668

Net interest income			$20,994				$27,729

Net interest rate spread				0.89%				1.68%

Net interest earning assets	$832,538				$750,109

Net interest margin				1.55%				2.12%

Ratio of interest-earning assets to total interest- bearing liabilities	1.18	X			1.17	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Average Balance Sheet and Yield/Rate Information

	For Six Months Ended
	December 31, 2006				December 31, 2005
	Average				Average
	Outstanding		Interest	Average	Outstanding		Interest	Average
	Balance		Earned/Paid	Yield/Rate	Balance		Earned/Paid	Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Due from banks	$21,398		$391	3.65%	$144,479		$2,491	3.45%
Repurchase agreements	—		—	—	32,773		613	3.74%
Securities available-for-sale	502,636		10,897	4.34%	641,141		13,499	4.21%
Securities held-to-maturity	1,688,919		40,228	4.76%	2,033,956		44,654	4.39%
Net loans	3,149,672		86,038	5.46%	2,202,165		56,377	5.12%
Stock in FHLB	46,531		1,450	6.23%	58,228		1,491	5.12%

Total interest-earning assets	5,409,156		139,004	5.14%	5,112,742		119,125	4.66%

Non-interest earning assets	152,013				135,726

Total assets	$5,561,169				$5,248,468

Interest-bearing Liabilities:
Savings	$233,447		1,433	1.23%	$424,205		1,835	0.87%
Interest-bearing checking	302,959		3,635	2.40%	297,582		2,644	1.78%
Money market accounts	196,799		1,802	1.83%	287,510		1,927	1.34%
Certificates of deposit	2,594,289		57,924	4.47%	2,402,719		38,365	3.19%
Borrowed funds	1,246,699		30,749	4.93%	1,161,966		22,059	3.80%

Total interest-bearing liabilities	4,574,193		95,543	4.18%	4,573,982		66,830	2.92%

Non-interest bearing liabilities	83,478				59,813

Total liabilities	4,657,671				4,633,795

Stockholders’ equity	903,498				614,673

Total liabilities and stockholders’ equity	$5,561,169				$5,248,468

Net interest income			$43,461				$52,295

Net interest rate spread				0.96%				1.74%

Net interest earning assets	$834,963				$538,760

Net interest margin				1.61%				2.05%

Ratio of interest-earning assets to total interest- bearing liabilities	1.18	X			1.12	X

INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Performance Ratios

	For the Three Months Ended
	December 31,
	2006	2005
Return on average assets	0.86%	-0.37%
Return on average equity	5.32%	-2.39%
Interest rate spread	0.89%	1.68%
Net interest margin	1.55%	2.12%
Efficiency ratio	97.04%	126.29%
Non-interest expense to average total assets	1.31%	2.79%
Average interest-earning assets to average interest-bearing liabilities	1.18	1.17

	For the Six Months Ended
	December 31,
	2006	2005
Return on average assets	0.59%	0.04%
Return on average equity	3.62%	0.33%
Interest rate spread	0.96%	1.74%
Net interest margin	1.61%	2.05%
Efficiency ratio	82.50%	96.84%
Non-interest expense to average total assets	1.27%	2.03%
Average interest-earning assets to average interest-bearing liabilities	1.18	1.12
INVESTORS BANCORP, INC. AND SUBSIDIARY
Selected Financial Ratios and Other Data

	At or For the Period Ended
	December 31,	June 30,
	2006	2006
Asset Quality Ratios:
Non-performing assets as a percent of total assets	0.22%	0.06%
Non-performing loans as a percent of total loans	0.36%	0.11%
Allowance for loan losses as a percent of total loans	0.20%	0.22%
Allowance for loan losses as a percent of non-performing loans	55.49%	192.18%

Capital Ratios:
Total risk-based capital (to risk weighted assets) (1)	26.31%	26.48%
Tier 1 risk-based capital (to risk weighted assets) (1)	26.06%	26.23%
Tier 1 leverage (core) capital (to adjusted tangible assets) (1)	12.17%	12.25%
Equity to total assets (period end)	16.55%	16.38%
Tangible capital (to tangible assets)	16.53%	16.36%
Book value per common share	$8.17	$8.02

Other Data:
Number of full service offices	46	46
Full time equivalent employees	479	473

(1)	Ratios are for Investors Savings Bank and do not include capital retained at the holding company level.